Exhibit 23.1
                          Consent of Deloitte & Touche





                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Hirsch International Corp. on Form S-3 of our report dated March 11, 1997, appearing in the Annual Report on Form 10-K of Hirsch International Corp. for the year ended January 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP


Jericho, New York
August 11, 1997